EXHIBIT 3.1

                      CERTIFICATE OF INCORPORATION

                                   OF

                    UNIVERSITY DINING SERVICES, INC.


     KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Delaware does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Delaware, the Certificate of Incorporation:

                                ARTICLE I
                                ---------
                                  NAME
                                  ----

     The name of the Corporation shall be: University Dining Services, Inc.

                               ARTICLE II
                               ----------
                           PERIOD OF DURATION
                           ------------------

     The Corporation shall exist in perpetuity, from and after the date of filing the Certificate of Incorporation with the Secretary of State of the State of Delaware unless dissolved according to law.

                               ARTICLE III
                               -----------
                           PURPOSES AND POWERS
                           -------------------

     1. PURPOSES. Except as restricted by the Certificate of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the General Corporation Law of Delaware.

     2. GENERAL POWERS. Except as restricted by the Certificate of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the General Corporation Law of Delaware.

                                ARTICLE IV
                                ----------
                                  STOCK
                                  -----

     The aggregate number of shares which this Corporation shall have authority to issue is one hundred million (100,000,000) shares of a par value of one tenth of one cent ($0.001) each, which shares shall be designated "Common Stock".

     1. DIVIDENDS. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

     2. DISTRIBUTION IN LIQUIDATION. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind to the holders of the Common Stock.

     3. VOTING RIGHTS; CUMULATIVE VOTING. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of Delaware, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Delaware require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this Corporation.

     4. DENIAL OF PREEMPTIVE RIGHTS. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

                                ARTICLE V
                                ---------
                 TRANSACTIONS WITH INTERESTED DIRECTORS
                 --------------------------------------

     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable solely for this reason or solely because such director of the Board of Directors or officer is present, at or participate in the meeting of the Board or committee thereof which authorizes such contract or transaction or solely because his or their votes are counted for such purpose if:
     (a) The material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee which in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
     (b) The material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote, and the contract or transaction is specifically approved in good faith by vote of the shareholders: or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of directors, a committee thereof, or the shareholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes such contract or transaction.

                               ARTICLE VI
                               ----------
                          CORPORATE OPPORTUNITY
                         ----------------------

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

                               ARTICLE VII
                               -----------
                             INDEMNIFICATION
                             ---------------

     The Corporation shall, to the full extent permitted by Section 145 of the General Corporation law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                              ARTICLE VIII
                              ------------
                               AMENDMENTS
                               ----------

     The corporation reserves the right to amend, and repeal any provisions contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                               ARTICLE IX
                               ----------
                           CORPORATE MEETINGS
                           ------------------

     Any corporate action, which, but for this Article Ninth, would require or permit the vote of the stockholders of this Corporation at a meeting duly called and held may be taken without such meeting or vote by a written consent setting forth the action so taken, signed by the stockholders owning of record not less than the number of shares of stock whose vote would be required for such action if a meeting and vote of stockholders were held. Whenever corporate action is taken pursuant to the written consent of less than all of the stockholders of the Corporation and without a meeting of stockholders, prompt notice of such action shall be given by the Secretary to all stockholders.

                                ARTICLE X
                                ---------
                    ADOPTION AND AMENDMENT OF BYLAWS
                    --------------------------------

     In furtherance and not in limitation of the powers of conferred by the Laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the By-Laws.

                               ARTICLE XI
                               ----------
                 REGISTERED OFFICE AND REGISTERED AGENT
                 ---------------------------------------

     The address of the initial registered office of the Corporation is 15 Carolina Court, Wilmington, Delaware, 19808, New Castle County. The name of the initial registered agent at such address is Kathleen C. Clark. Either the registered office or the registered agent may be changed in the manner permitted by the law.

                               ARTICLE XII
                               -----------
                       INITIAL BOARD OF DIRECTORS
                       --------------------------

     The number of directors of the Corporation shall be fixed in the manner provided by the Bylaws of the Corporation, except the initial Board of Directors of the Corporation shall consist of one director. The name and address of the person who shall serve as a director until the first annual meeting of stockholders or until his successor is elected and qualify is a follows:

     Name                               Address
     ----                               -------

     Geoffrey W. Ramsey                 6 Lynmore Place
                                        Hamden, CT 06514

     The business of the corporation is to be managed by the Board of Directors, and the directors need not be elected by ballot.

                              ARTICLE XIII
                              ------------
                              INCORPORATOR
                               -----------

     The name and address of the incorporator is as follows:

     Name                               Address
     ----                               -------

     Kathleen C. Clark                  15 Carolina Court
                                        Wilmington, DE 19808

     IN WITNESS WHEREOF, the above-named incorporator, for the purpose of forming a corporation under the Laws of the State of Delaware, does make, file and record this Certificate of Incorporation and certify that the facts herein stated are true and have, accordingly, set her hand and seal at Wilmington, Delaware, this 30th day of January, 1986.

                                        /s/ KATHLEEN C. CLARK
                                        --------------------------------
                                        KATHLEEN C. CLARK


STATE OF DELAWARE   :
                         SS:
COUNTY OF NEW CASTLE:

     BE IT REMEMBERED that on the 30th day of January, 1986, personally appeared before me, a Notary Public for the State and County aforesaid, Kathleen C. Clark, who, being duly sworn by me according to law, did depose and say that this is her free and voluntary act and deed, and that the statements therein contained are true and correct to the best of her knowledge and belief.

     WITNESS my hand and official seal.

                                        /s/
                                        --------------------------------
                                        Notary Public

                        CERTIFICATE OF AMENDMENT

                                 TO THE

                      CERTIFICATE OF INCORPORATION

                                   OF

                    UNIVERSITY DINING SERVICES, INC.


     Pursuant to the provisions of the Delaware General Corporation Law, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

     FIRST:    The name of the corporation is University Dining Services,
Inc.

     SECOND:   The following amendment was adopted by the Board of
Directors and Shareholders of the corporation in the manner prescribed by
Section 242 of the Delaware General Corporation Law on November 29, 1988.

     The Certificate of Incorporation shall be amended by inserting a new
Article XIII as follows:


                              "ARTICLE XIII
                             --------------
                       LIMITATION OF LIABILITY OF
                       --------------------------
               DIRECTORS TO CORPORATIONS AND SHAREHOLDERS
               -------------------------------------------
                                Section 1
                                ---------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived any improper personal benefit, or (v) any act or omission occurring prior to the date on which this Amendment became effective. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                Section 2
                                ---------

     (1) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter as "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that such law permitted the Corporation to provide prior to such amendment), against all expense (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection herewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter and "undertaking").
     (b)  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under paragraph
(a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Cor-poration to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

     (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the Provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     DATED:    November 29, 1988.

                                        UNIVERSITY DINING SERVICES, INC.

ATTEST

By /s/ ANNE RADOVIC                     By /s/ GEOFFREY W. RAMSEY
 ------------------------------          -----------------------------
 Anne Radovic, Secretary                  Geoffrey W. Ramsey
                                            President

                        CERTIFICATE OF AMENDMENT
                 TO THE CERTIFICATE OF INCORPORATION OF
                    UNIVERSITY DINING SERVICES, INC.

     The undersigned President of University Dining Services, Inc., a Delaware corporation (the "Corporation"), does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Delaware this Certificate of Amendment to the Certificate of Incorporation of the Corporation.

     FIRST:    The name of the Corporation is University Dining Services,
Inc.

     SECOND:   The Certificate of Incorporation is amended as follows:

          1. Article I of the Certificate of Incorporation shall be amended to read as follows:

                                ARTICLE I

                            NAME AND DURATION

          The name of this corporation is Host America Corporation (the "Company"). It shall have perpetual existence.

          2.   Article IV, Section 5.01, of the Certificate of
Incorporation shall be amended to read as follows:

                               ARTICLE IV

                              CAPITAL STOCK

          5.01 AUTHORIZED SHARES. The aggregate number of shares which the Company shall have authority to issue is One Hundred Million (100,000,000). Eighty Million (80,000,000) shares shall be designated "Common Stock" and shall have a par value of $.001 per share. Twenty Million (20,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $.001 per share. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

          5.02 MISCELLANEOUS. The Preferred Stock may be issued from time to time in series as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. The Board of Directors is further authorized to fix and determine the variations in the relative rights and preferences as between series. Each such series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Preferred Stock may have such voting powers (including, without limitation, multiple votes per share, or limited, contingent, or no voting powers), may have such designations, preferences, and relative, participating options or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. The Preferred Stock further may be made subject to redemption by the Company at its option or at the options of the holders thereof and may be convertible into Common Stock or exchangeable for other securities of the Company; and

     THIRD: The Certificate of Amendment to the Certificate of
Incorporation was duly adopted and approved by the shareholders of the Corporation pursuant to Section 242 of the Delaware General Corporation Law by consent of the shareholders in lieu of a special meeting on February 14, 1998.

     IN WITNESS WHEREOF, University Dining Services, Inc., a Delaware corporation, through its President, duly executes the above and foregoing Certificate of Amendment to the Certificate of Incorporation as of the 19th day of February, 1998.

                                   UNIVERSITY DINING SERVICES, INC.



                                   By: /s/ GEOFFREY W. RAMSEY
                                      -------------------------------
                                      Geoffrey W. Ramsey


ACKNOWLEDGED BY


/s/ ANNE L. RAMSEY
-----------------------------
Anne L. Ramsey


STATE OF CONNECTICUT   )
                       )ss.
COUNTY OF NEW HAVEN    )

     The foregoing was acknowledged before me this 18 day of February, 1998, by Geoffrey W. Ramsey, President of University Dining Services, Inc.

     WITNESS my hand and official seal.

     My commission expires: 7-31-00
                           ---------------------------

                                   /s/
                                   -----------------------------
                                   Notary Public

STATE OF CONNECTICUT   )
                       )ss.
COUNTY OF NEW HAVEN    )

     The foregoing was acknowledged before me this 19 day of February, 1998, by Anne L. Ramsey, Secretary of University Dining Services, Inc.

     WITNESS my hand and official seal.

     My commission expires: 7-31-00
                           ---------------------------

                                   /s/
                                   -----------------------------
                                   Notary Public